Exhibit 99.1

News Release

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analysts: Bob Drennan

Office: 704.382.4070

Analysts: Bill Currens

Office: 704.382.1603

Aug. 7, 2013

Duke Energy Posts Second Quarter 2013 Results

•	Second quarter 2013 adjusted diluted earnings per share (EPS) were $0.87, compared to $1.02 for the second quarter 2012

•	Reported diluted EPS for second quarter 2013 was $0.48, compared to $0.99 for the second quarter 2012

•	Company reaffirms 2013 adjusted earnings guidance range of $4.20 to $4.45 per share

CHARLOTTE, N.C. – Duke Energy today announced second quarter 2013 adjusted diluted EPS of $0.87, compared to $1.02 for second quarter 2012, and reported diluted EPS of $0.48, compared to $0.99 for the same period last year.

Reported results include special items that are excluded from the company’s adjusted diluted EPS results. Special items for the second quarter 2013 primarily include $0.26 per share in charges related to a write-off of investment balances in Crystal River 3, $0.08 per share in charges related to a write-off of nuclear development costs, $0.07 per share in merger costs to achieve, and $0.04 per share in charges for litigation reserves related to the company’s former investment in Crescent Resources.

On an adjusted EPS basis, U.S. Franchised Electric & Gas, the company’s largest business unit, overcame milder weather to post favorable results in the second quarter of 2013 primarily due to the addition of Progress Energy’s utility operations. However, these results were offset by the impact of share dilution from the merger and lower quarterly results at both the Commercial Power and International Energy business units.

Additionally, the company reaffirmed its 2013 adjusted earnings guidance range of $4.20 to $4.45 per share and expects stronger adjusted earnings in the second half of the year as the company implements revised customer rates and continues to achieve efficiencies from the merger transaction.

Duke Energy Corporation | P.O. Box 1009 | Charlotte, NC 28201-1009 |

www.duke-energy.com

Duke Energy News Release

“After one year, we have had tremendous success coming together as one, stronger company,” said President and CEO Lynn Good. “We’re delivering on our promises to customers, shareholders, our communities and each other. We continue making progress with our near-term priorities, positioning Duke Energy for long-term financial and operational success.

“We are on track to achieve our 2013 adjusted diluted earnings per share guidance range of $4.20 to $4.45. We are keenly focused on achieving our financial objectives, supported by realizing constructive regulatory outcomes, maximizing cost efficiencies from our merger, and optimizing the performance in all of our operations,” she said.

BUSINESS UNIT RESULTS

The discussion below of second quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 22 through 25 present a reconciliation of reported results to adjusted results.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized second quarter 2013 adjusted segment income of $590 million, compared to $337 million in the second quarter 2012, an increase of $0.36 per share.

USFE&G’s increased results were primarily driven by the addition of Progress Energy’s regulated utility operations in the Carolinas and Florida and merger savings at these operations (+$0.38 per share).

Other drivers included:

•

Increased pricing and riders (+$0.02 per share) primarily related to the implementation of revised customer rates in Duke Energy Ohio’s regulated electric operations and energy efficiency programs in the company’s regulated business

•	Lower operations and maintenance expenses primarily driven by the reduced number of nuclear outage days and the achievement of merger synergies (+$0.02 per share)

These results were partially offset by milder weather (-$0.05 per share) and a decrease in the Allowance for Funds Used During Construction (AFUDC) equity primarily due to the completion of certain major capital projects (-$0.02 per share).

International Energy

International Energy recognized second quarter 2013 adjusted segment income of $87 million, compared to $105 million in the second quarter 2012, a decrease of $0.03 per share.

Duke Energy News Release

International Energy’s quarterly results decreased primarily due to lower volumes resulting from an extended planned maintenance outage at National Methanol Company (-$0.02 per share).

Commercial Power

Commercial Power recognized a second quarter 2013 adjusted segment loss of $3 million, compared to adjusted segment income of $32 million in the second quarter 2012, a decrease of $0.05 per share.

Commercial Power’s quarterly performance decreased primarily due to lower results from the Midwest coal and gas generation fleets (-$0.07 per share) principally due to lower PJM capacity revenues, lower generation volumes and the prior year recovery of a previously written-off receivable from Lehman Brothers.

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized second quarter 2013 adjusted net expense of $57 million, compared to adjusted net expense of $18 million in the second quarter 2012, a difference of $0.06 per share. Other’s results were primarily due to the addition of interest expense on Progress Energy holding company’s corporate debt (-$0.03 per share) and increased Duke Energy holding company interest expense (-$0.02 per share).

Share Issuance

On July 2, 2012, Duke Energy issued approximately 258 million shares of common stock in connection with the closing of the merger with Progress Energy Inc. The issuance of these additional shares had a dilutive impact of $0.37 per share on the quarter-over-quarter adjusted diluted EPS results.

Analyst conference call

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and provide other business updates. The conference call will be hosted by Lynn Good, president and chief executive officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-675-4749 in the United States or 719-325-4903 outside the United States. The confirmation code is 8727874. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Aug. 17, 2013, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 8727874. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Duke Energy News Release

Special Items and Non-GAAP Reconciliation

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pretax Amount	Tax Effect	2Q2013 EPS Impact	2Q2012 EPS Impact
Second Quarter 2013
Crystal River Unit 3 impairment	$(295)	$115	$(0.26)
Nuclear development costs	$(87)	$30	$(0.08)
Costs to achieve, Progress merger	$(82)	$31	$(0.07)
Litigation reserve	$(50)	$19	$(0.04)
Mark-to-market impact of economic hedges	$69	$(25)	$0.06
Discontinued operations, net of tax	$(5)	$2	—
Second Quarter 2012
Costs to achieve, Progress merger	$(7)	—		$(0.02)
Mark-to-market impact of economic hedges	$(6)	$2		$(0.01)

Total diluted EPS impact			$(0.39)	$(0.03)

Reconciliation of reported-to-adjusted diluted EPS for the quarters:

	2Q2013 EPS	2Q2012 EPS
Diluted EPS, as reported	$0.48	$0.99
Adjustments to reported EPS:
Diluted EPS impact of special items, mark-to-market in Commercial Power and discontinued operations	$0.39	$0.03

Diluted EPS, adjusted	$0.87	$1.02

Non-GAAP financial measures

The primary performance measure used by management to evaluate segment performance is segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. In addition, direct interest expense and income taxes are included in segment income and certain governance costs are allocated to each of the segments.

Duke Energy News Release

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company. In addition, Duke Energy’s management calculates the EPS impact of segment income drivers to facilitate an understanding of the impacts of each income driver on consolidated adjusted diluted EPS.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power, gas) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy News Release

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on Duke Energy’s consolidated effective tax rate, divided by the Duke Energy weighted-average diluted shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $110 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

Duke Energy News Release

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of retiring Crystal River Unit 3 could prove to be more extensive than is currently identified, all costs associated with the retirement Crystal River Unit 3 asset, including replacement power may not be fully recoverable through the regulatory process; the ability to maintain relationships with customers, employees or suppliers; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the impact of compliance with material restrictions or conditions related to the Progress Energy merger imposed by regulators could exceed our expectations; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity price, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations,

Duke Energy News Release

including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Forward looking statements speak only as of the date they are made, Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

June 2013 QTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2012 QTD Reported Earnings Per Share, Diluted	$0.76	$0.24	$0.06	$(0.07)	$0.99

Costs to Achieve, Progress Merger	—	—	—	0.02	0.02
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01

2012 QTD Adjusted Earnings Per Share, Diluted	$0.76	$0.24	$0.07	$(0.05)	$1.02

Share Differential (a)	(0.28)	(0.09)	(0.02)	0.02	(0.37)

2012 QTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$0.48	$0.15	$0.05	$(0.03)	$0.65

Progress Energy Contribution	0.38	—	—	(0.03)	0.35

Weather	(0.05)	—	—	—	(0.05)

Pricing and Riders (b)	0.02	—	—	—	0.02

Latin America, including Foreign Exchange Rates (c)	—	(0.01)	—	—	(0.01)

National Methanol Company	—	(0.02)	—	—	(0.02)

Midwest Coal Generation (d)	—	—	(0.02)	—	(0.02)

Midwest Gas Generation (e)	—	—	(0.05)	—	(0.05)

Interest Expense	(0.01)	—	0.01	(0.02)	(0.02)

Change in effective income tax rate	—	—	0.01	(0.02)	(0.01)

Other (f)	0.02	—	—	0.01	0.03

2013 QTD Adjusted Earnings Per Share, Diluted	$0.84	$0.12	$(0.00)	$(0.09)	$0.87

Crystal River Unit 3 Impairment	(0.26)	—	—	—	(0.26)
Nuclear Development Charges	(0.08)	—	—	—	(0.08)
Costs to Achieve, Progress Merger	—	—	—	(0.07)	(0.07)
Litigation Reserve	—	—	—	(0.04)	(0.04)
Economic Hedges (Mark-to-Market)	—	—	0.06	—	0.06

2013 QTD Reported Earnings Per Share, Diluted	$0.50	$0.12	$0.06	$(0.20)	$0.48

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 446 million for the quarter ended June 30, 2012 to 706 million for the quarter ended June 30, 2013.
(b)	Primarily due to the May 2013 implementation of revised distribution rates in Ohio as a result of the 2012 Duke Energy Ohio rate case (+$0.01) and earnings on energy efficiency programs (+$0.01).
(c)	Primarily due to unfavorable foreign currency exchange rates (-$0.01).
(d)	Primarily due to a decrease in capacity revenues received from PJM in 2013 (-$0.02).
(e)	Primarily due to a decrease in capacity revenue (-$0.02), decreased generation margins due to lower volumes (-$0.01) and the prior-year recovery of a previously written-off Lehman Brothers receivable (-$0.01).
(f)	Amount for U.S. Franchised Electric & Gas includes a decrease in operations and maintenance expense, net of recoverables (+$0.02), higher wholesale revenues, including new contracts (+$0.01), and increased retail volumes (+$0.01), partially offset by a decrease in AFUDC-equity (-$0.02).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

June 2013 YTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2012 YTD Reported Earnings Per Share, Diluted	$1.06	$0.55	$0.13	$(0.09)	$1.65

Costs to Achieve, Progress Merger	—	—	—	0.03	0.03
Edwardsport Charges	0.60	—	—	—	0.60
Voluntary Opportunity Plan Deferral	(0.13)	—	—	—	(0.13)
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01

2012 YTD Adjusted Earnings Per Share, Diluted	$1.53	$0.55	$0.14	$(0.06)	$2.16

Share Differential (a)	(0.57)	(0.20)	(0.05)	0.02	(0.80)

2012 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$0.96	$0.35	$0.09	$(0.04)	$1.36

Progress Energy Contribution	0.72	—	—	(0.06)	0.66

Weather	0.06	—	—	—	0.06

Pricing and Riders (b)	0.03	—	—	—	0.03

Latin America, including Foreign Exchange Rates (c)	—	(0.05)	—	—	(0.05)

National Methanol Company	—	(0.03)	—	—	(0.03)

Midwest Coal Generation (d)	—	—	(0.04)	—	(0.04)

Midwest Gas Generation (e)	—	—	(0.09)	—	(0.09)

Duke Energy Retail	—	—	0.01	—	0.01

Interest Expense	—	—	0.02	(0.03)	(0.01)

Change in effective income tax rate	(0.02)	—	0.01	(0.01)	(0.02)

Other (f)	0.01	(0.01)	—	0.01	0.01

2013 YTD Adjusted Earnings Per Share, Diluted	$1.76	$0.26	$—	$(0.13)	$1.89

Crystal River Unit 3 Impairment	(0.26)	—	—	—	(0.26)
Nuclear Development Charges	(0.08)	—	—	—	(0.08)
Costs to Achieve, Progress Merger	—	—	—	(0.13)	(0.13)
Litigation Reserve	—	—	—	(0.04)	(0.04)
Economic Hedges (Mark-to-Market)	—	—	(0.01)	—	(0.01)

2013 YTD Reported Earnings Per Share, Diluted	$1.42	$0.26	$(0.01)	$(0.30)	$1.37

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 446 million for the six months ended June 30, 2012, to 706 million for the six months ended June 30, 2013.
(b)	Primarily due to the timing of the implementation of revised customer rates in North Carolina and South Carolina as a result of the 2011 Duke Energy Carolinas rate case (+$0.03). The revised rates in North Carolina and South Carolina were implemented in February 2012, resulting in only four months of increased rates in six months ended June 30, 2012, compared to six months in six months ended June 30, 2013.
(c)	Primarily driven by higher average purchase power costs and lower volumes due to unfavorable hydrology (-$0.03) in Brazil and unfavorable foreign exchange rates (-$0.02), partially offset by higher volumes and lower fuel costs (+$0.01) in Central America .
(d)	Primarily due to lower capacity revenues received from PJM (-$0.06).
(e)	Primarily due to a decrease in capacity revenue (-$0.04), decreased generation margins due to lower volumes (-$0.03) and the prior-year recovery of a previously written-off Lehman Brothers receivable (-$0.01).
(f)	Amount for U.S. Franchised Electric & Gas is primarily due to wholesale growth from new contracts (+$0.03) and a decrease in operations and maintenance expenses, net of recoverables (+$0.02) partially offset by a decrease in AFUDC-equity (-$0.04).

June 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per-share amounts and where noted)	2013	2012	2013	2012
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.48	$0.99	$1.37	$1.65
Diluted	$0.48	$0.99	$1.37	$1.65
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.48	$0.99	$1.37	$1.65
Diluted	$0.48	$0.99	$1.37	$1.65
Dividends Declared Per Share	$1.545	$1.515	$2.31	$2.265
Weighted-Average Shares Outstanding
Basic	706	446	705	446
Diluted	706	446	706	446

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (a)(b)(c)	$353	$337	$1,009	$473
Commercial Power	41	28	(1)	59
International Energy	87	105	184	247

Total Reportable Segment Income	481	470	1,192	779
Other Net Expense (d)	(139)	(25)	(216)	(41)
Income from Discontinued Operations, net of tax	(3)	(1)	(3)	1

Net Income Attributable to Duke Energy Corporation	$339	$444	$973	$739

CAPITALIZATION
Total Common Equity			49%	51%
Total Debt			51%	49%

Total Debt			$41,408	$21,386
Book Value Per Share			$56.95	$50.46
Actual Shares Outstanding			706	446

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,250	$795	$2,543	$1,590
Commercial Power	42	411	67	620
International Energy	14	9	26	24
Other	64	39	128	63

Total Capital and Investment Expenditures	$1,370	$1,254	$2,764	$2,297

(a)	Includes an impairment charge of $180 million for the three and six months ended June 30, 2013 related to Crystal River Unit 3 Nuclear Station (net of tax of $115 million).
(b)	Includes impairment charges of $57 million for the three and six months ended June 30, 2013 related to nuclear development costs (net of tax of $30 million).
(c)	Includes impairment and other charges of $268 million in the first quarter of 2012 related to the Edwardsport IGCC project (net of tax of $152 million).
(d)	Includes costs to achieve the Progress merger of $51 million for the three months ended June 30, 2013 (net of tax of $31 million), and $85 million for the six months ended June 30, 2013 (net of tax of $52 million).

June 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except where noted)	2013	2012	2013	2012
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$4,920	$2,697	$9,980	$5,365
Operating Expenses (a)(b)(c)	4,165	2,099	8,005	4,481
Gains on Sales of Other Assets, net	4	3	6	7

Operating Income (Loss)	759	601	1,981	891
Other Income and Expenses	48	62	109	124
Interest Expense	242	143	478	289

Income Before Income Taxes	565	520	1,612	726
Income Tax Expense (d)(e)(f)	212	183	603	253

Segment Income	$353	$337	$1,009	$473

Depreciation and Amortization	$556	$362	$1,092	$730
Duke Energy Carolinas GWh sales	20,202	19,574	42,448	39,035
Duke Energy Progress GWh sales	14,055	13,466	28,756	26,634
Duke Energy Florida’s GWh sales	9,853	9,938	17,869	18,349
Duke Energy Ohio GWh sales	5,800	5,942	11,978	11,796
Duke Energy Indiana GWh sales	7,937	8,292	16,442	16,761
Net Proportional MW Capacity in Operation			49,560	27,145

COMMERCIAL POWER
Operating Revenues	$557	$502	$1,009	$1,082
Operating Expenses	508	460	1,041	990
Gains on Sales of Other Assets, net	1	1	1	1

Operating Income (Loss)	50	43	(31)	93
Other Income and Expenses	—	17	11	25
Interest Expense	17	22	32	41

Income Before Income Taxes	33	38	(52)	77
Income Tax Expense	(8)	10	(51)	18

Segment Income	$41	$28	$(1)	$59

Depreciation and Amortization	$62	$58	$125	$114
Actual Coal-fired Plant Production, GWh	4,185	3,299	8,734	7,367
Actual Gas-fired Plant Production, GWh	3,341	4,513	7,238	9,096
Actual Renewable Plant Production, GWh	1,415	786	2,820	1,784

Actual Plant Production, GWh	8,941	8,598	18,792	18,247

Net Proportional MW Capacity in Operation			8,127	7,757

INTERNATIONAL ENERGY
Operating Revenues	$406	$397	$798	$799
Operating Expenses	270	257	533	502

Operating Income (Loss)	136	140	265	297
Other Income and Expenses	14	36	47	90
Interest Expense	17	21	38	37

Income Before Income Taxes	133	155	274	350
Income Tax Expense	42	46	84	95
Less: Income Attributable to Noncontrolling Interests	4	4	6	8

Segment Income	$87	$105	$184	$247

Depreciation and Amortization	$24	$25	$50	$49
Sales, GWh	4,926	4,882	9,682	9,956
Proportional MW Capacity in Operation			4,584	4,225

OTHER
Operating Revenues	$36	$16	$71	$31
Operating Expenses (g)	156	14	246	30
(Losses) Gains on Sales of Other Assets, net	(4)	—	(4)	(1)

Operating Income (Loss)	(124)	2	(179)	—
Other Income and Expenses	8	(6)	19	(1)
Interest Expense	105	46	200	89

(Loss) Income Before Income Taxes	(221)	(50)	(360)	(90)
Income Tax (Benefit) Expense (h)	(81)	(25)	(141)	(49)
Less: Income (Loss) Attributable to Noncontrolling Interests	(1)	—	(3)	—

Net Expense	$(139)	$(25)	$(216)	$(41)

Depreciation and Amortization	$36	$30	$71	$61

(a)	Includes a pre-tax impairment charge of $295 million for the three and six months ended June 30, 2013, related to the Crystal River Unit 3 Nuclear Station.
(b)	Includes pre-tax impairment charges of $87 million for the three and six months ended June 30, 2013, related nuclear development costs.
(c)	Includes pre-tax impairment and other charges of $420 million for the six months ended June 30, 2012, related to the Edwardsport IGCC project.
(d)	Includes a tax benefit of $115 million for the three and six months ended June 30, 2013, on the impairment related to the Crystal River Unit 3 Nuclear Station.
(e)	Includes a tax benefit of $30 million for the three and six months ended June 30, 2013, on the impairment related to nuclear development costs.
(f)	Includes a tax benefit of $162 million for the six months ended June 30, 2012, on the impairment and other charges related to the Edwardsport IGCC project.
(g)	Includes costs to achieve the Progress Energy merger of $92 million recorded in Operating Expense for the three months ended December 31, 2012, and $162 million recorded in Operating Expense for the six months ended June 30, 2013.
(h)	Includes a tax benefit related to costs to achieve of $31 million for the three months ended June 30, 2013, and $52 million for the six months ended June 30, 2013.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating Revenues
Regulated electric	$4,834	$2,628	$9,723	$5,129
Nonregulated electric, natural gas, and other	951	868	1,775	1,826
Regulated natural gas	94	81	279	252

Total operating revenues	5,879	3,577	11,777	7,207

Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,678	849	3,381	1,626
Fuel used in electric generation and purchased power - nonregulated	447	396	901	844
Cost of natural gas and coal sold	43	42	147	144
Operation, maintenance and other	1,504	862	2,925	1,608
Depreciation and amortization	678	475	1,338	954
Property and other taxes	323	171	666	355
Impairment charges	386	—	386	402

Total operating expenses	5,059	2,795	9,744	5,933

Gains on Sales of Other Assets and Other, net	1	4	3	7

Operating Income	821	786	2,036	1,281

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	22	40	58	85
Impairments on sales of unconsolidated affiliates	(6)	(1)	(6)	(6)
Other income and expenses, net	54	70	134	159

Total other income and expenses	70	109	186	238

Interest Expense	381	232	748	456

Income From Continuing Operations Before Income Taxes	510	663	1,474	1,063
Income Tax Expense from Continuing Operations	165	214	495	317

Income From Continuing Operations	345	449	979	746

(Loss) Income From Discontinued Operations, net of tax	(3)	(1)	(3)	1

Net Income	342	448	976	747
Less: Net Income Attributable to Noncontrolling Interests	3	4	3	8

Net Income Attributable to Duke Energy Corporation	$339	$444	$973	$739

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.48	$0.99	$1.37	$1.65
Diluted	$0.48	$0.99	$1.37	$1.65
Loss from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$0.48	$0.99	$1.37	$1.65
Diluted	$0.48	$0.99	$1.37	$1.65
Dividends declared per share	$1.545	$1.515	$2.31	$2.27
Weighted-average shares outstanding
Basic	706	446	705	446
Diluted	706	446	706	446

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$1,571	$1,424
Short-term investments	280	333
Receivables (net of allowance for doubtful accounts of $32 at June 30, 2013 and $34 at December 31, 2012)	1,593	1,516
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $42 at June 30, 2013 and $44 at December 31, 2012)	1,235	1,201
Inventory	3,130	3,223
Other	2,066	2,425

Total current assets	9,875	10,122

Investments and Other Assets
Investments in equity method unconsolidated affiliates	508	483
Nuclear decommissioning trust funds	4,567	4,242
Goodwill	16,345	16,365
Intangibles, net	350	372
Notes receivable	68	71
Restricted other assets of variable interest entities	57	62
Other	2,412	2,399

Total investments and other assets	24,307	23,994

Property, Plant and Equipment
Cost	99,661	98,833
Cost, variable interest entities	1,666	1,558
Accumulated depreciation and amortization	(32,511)	(31,969)
Generation facilities to be retired, net	61	136

Net property, plant and equipment	68,877	68,558

Regulatory Assets and Deferred Debits
Regulatory assets	10,864	11,004
Other	177	178

Total regulatory assets and deferred debits	11,041	11,182

Total Assets	$114,100	$113,856

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,936	$2,444
Notes payable and commercial paper	1,501	745
Non-recourse notes payable of variable interest entities	325	312
Taxes accrued	553	459
Interest accrued	451	448
Current maturities of long-term debt	2,223	3,110
Other	3,026	2,511

Total current liabilities	10,015	10,029

Long-term Debt	36,100	35,499

Non-recourse Long-term Debt of Variable Interest Entities	1,259	852

Deferred Credits and Other Liabilities
Deferred income taxes	10,829	10,490
Investment tax credits	450	458
Accrued pension and other post-retirement benefit costs	2,373	2,520
Asset retirement obligations	5,284	5,169
Regulatory liabilities	5,483	5,584
Other	2,106	2,221

Total deferred credits and other liabilities	26,525	26,442

Commitments and Contingencies
Preferred Stock of Subsidiaries	—	93
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 706 million and 704 million shares outstanding at June 30, 2013 and December 31, 2012, respectively	1	1
Additional paid-in capital	39,284	39,279
Retained earnings	1,223	1,889
Accumulated other comprehensive loss	(376)	(306)

Total Duke Energy Corporation shareholders’ equity	40,132	40,863
Noncontrolling interests	69	78

Total equity	40,201	40,941

Total Liabilities and Equity	$114,100	$113,856

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$976	$747
Adjustments to reconcile net income to net cash provided by operating activities:	1,867	1,255

Net cash provided by operating activities	2,843	2,002

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,562)	(2,391)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(134)	(195)

Net increase (decrease) in cash and cash equivalents	147	(584)
Cash and cash equivalents at beginning of period	1,424	2,110

Cash and cash equivalents at end of period	$1,571	$1,526

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

June 2013

	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	% Inc.(Dec.)	2013	2012	% Inc.(Dec.)
GWH Sales
Residential	5,818	5,531	5.2%	13,523	12,561	7.7%
General Service	6,777	6,755	0.3%	13,303	13,146	1.2%
Industrial	5,329	5,391	(1.2%)	10,140	10,270	(1.3%)
Other Energy Sales	72	72	0.0%	146	144	1.4%

Total Regular Sales Billed	17,996	17,749	1.4%	37,112	36,121	2.7%

Special Sales (1)	2,190	1,212	80.7%	5,310	2,473	114.7%

Total Electric Sales	20,186	18,961	6.5%	42,422	38,594	9.9%

Unbilled Sales	16	613	(97.4%)	26	441	(94.1%)

Total Consolidated Electric Sales - Duke Energy Carolinas	20,202	19,574	3.2%	42,448	39,035	8.7%

Average Number of Customers
Residential	2,064,385	2,051,319	0.6%	2,063,362	2,049,840	0.7%
General Service	338,779	336,781	0.6%	338,147	336,216	0.6%
Industrial	6,627	6,770	(2.1%)	6,639	6,801	(2.4%)
Other Energy Sales	14,412	14,307	0.7%	14,381	14,305	0.5%

Total Regular Sales	2,424,203	2,409,177	0.6%	2,422,529	2,407,162	0.6%

Special Sales	24	24	0.0%	24	23	4.3%

Total Average Number of Customers - Duke Energy Carolinas	2,424,227	2,409,201	0.6%	2,422,553	2,407,185	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	250	161	55.3%	2,106	1,480	42.3%
Cooling Degree Days	437	526	(16.9%)	437	558	(21.7%)

Variance from Normal
Heating Degree Days	21.4%	(22.3%)	n/a	7.4%	(24.6%)	n/a
Cooling Degree Days	(15.2%)	5.4%	n/a	(16.3%)	10.6%	n/a

(1)	Second quarter 2013 and year-to-date 2013 include 168 GWH and 352 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings.

Duke Energy Progress

Quarterly Highlights

Supplemental Franchised Electric Information

June 2013

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2013	2012	Inc.(Dec.)	2013	2012	Inc.(Dec.)
GWH Sales
Residential	3,812	3,544	7.6%	8,771	7,979	9.9%
General Service	3,675	3,703	(0.8%)	7,157	7,152	0.1%
Industrial	2,664	2,683	(0.7%)	5,108	5,112	(0.1%)
Other Energy Sales	30	31	(3.2%)	60	61	(1.6%)

Total Regular Sales Billed	10,181	9,961	2.2%	21,096	20,304	3.9%

Special Sales (1)	3,922	3,307	18.6%	7,673	6,265	22.5%

Total Electric Sales	14,103	13,268	6.3%	28,769	26,569	8.3%

Unbilled Sales	(48)	198	(124.4%)	(13)	65	(120.0%)

Total Consolidated Electric Sales - Duke Energy Progress	14,055	13,466	4.4%	28,756	26,634	8.0%

Average Number of Customers
Residential	1,240,416	1,229,861	0.9%	1,238,992	1,228,690	0.8%
General Service	221,592	219,363	1.0%	220,900	218,814	1.0%
Industrial	4,375	4,434	(1.3%)	4,385	4,445	(1.3%)

Other Energy Sales	1,812	1,844	(1.7%)	1,812	1,858	(2.5%)

Total Regular Sales	1,468,195	1,455,502	0.9%	1,466,089	1,453,807	0.8%

Special Sales	15	20	(25.0%)	15	20	(25.0%)

Total Average Number of Customers - Duke Energy Progress	1,468,210	1,455,522	0.9%	1,466,104	1,453,827	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	240	166	44.4%	2,004	1,384	44.8%
Cooling Degree Days	488	583	(16.3%)	495	642	(22.9%)

Variance from Normal
Heating Degree Days	21.5%	(21.0%)	n/a	6.5%	(27.7%)	n/a
Cooling Degree Days	(15.2%)	(0.7%)	n/a	(15.7%)	7.2%	n/a

(1)	Both second quarter 2013 and year-to-date 2013 include 303 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings.

Duke Energy Florida

Quarterly Highlights

Supplemental Franchised Electric Information

June 2013

	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	% Inc.(Dec.)	2013	2012	% Inc.(Dec.)
GWH Sales
Residential	4,491	4,525	(0.8%)	8,235	8,230	0.1%
General Service	3,694	3,768	(2.0%)	6,918	7,079	(2.3%)
Industrial	827	808	2.5%	1,582	1,565	1.1%
Other Energy Sales	6	6	0.0%	12	12	0.0%

Total Regular Sales Billed	9,018	9,107	(1.0%)	16,747	16,886	(0.8%)

Special Sales	372	424	(12.3%)	658	770	(14.5%)

Total Electric Sales	9,390	9,531	(1.5%)	17,405	17,656	(1.4%)

Unbilled Sales	463	407	13.8%	464	693	(33.0%)

Total Consolidated Electric Sales - Duke Energy Florida	9,853	9,938	(0.9%)	17,869	18,349	(2.6%)

Average Number of Customers
Residential	1,480,411	1,463,383	1.2%	1,477,080	1,462,194	1.0%
General Service	189,173	187,031	1.1%	188,758	186,833	1.0%
Industrial	2,357	2,364	(0.3%)	2,359	2,380	(0.9%)
Other Energy Sales	1,567	1,549	1.2%	1,568	1,548	1.3%

Total Regular Sales	1,673,508	1,654,327	1.2%	1,669,765	1,652,955	1.0%

Special Sales	15	15	0.0%	15	14	7.1%

Total Average Number of Customers - Duke Energy Florida	1,673,523	1,654,342	1.2%	1,669,780	1,652,969	1.0%

Heating and Cooling Degree Days
Actual
Heating Degree Days	9	9	0.0%	283	211	34.1%
Cooling Degree Days	967	973	(0.6%)	1,168	1,298	(10.0%)

Variance from Normal
Heating Degree Days	(61.9%)	(62.3%)	n/a	(5.4%)	(29.5%)	n/a
Cooling Degree Days	2.5%	3.1%	n/a	0.8%	12.0%	n/a

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Electric Information

June 2013

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	2013	2012	% Inc.(Dec.)	2013	2012	% Inc.(Dec.)
GWH Sales
Residential	1,837	1,792	2.5%	4,335	4,039	7.3%
General Service	2,283	2,291	(0.3%)	4,565	4,498	1.5%
Industrial	1,423	1,430	(0.5%)	2,819	2,828	(0.3%)
Other Energy Sales	28	28	0.0%	56	57	(1.8%)

Total Regular Electric Sales Billed	5,571	5,541	0.5%	11,775	11,422	3.1%

Special Sales	99	95	4.2%	219	147	49.0%

Total Electric Sales Billed	5,670	5,636	0.6%	11,994	11,569	3.7%

Unbilled Sales	130	306	(57.5%)	(16)	227	(107.0%)

Total Electric Sales - Duke Energy Ohio	5,800	5,942	(2.4%)	11,978	11,796	1.5%

Average Number of Customers
Residential	737,683	733,486	0.6%	737,483	734,801	0.4%
General Service	86,233	85,585	0.8%	86,145	85,624	0.6%
Industrial	2,557	2,587	(1.2%)	2,559	2,592	(1.3%)
Other Energy	2,934	2,893	1.4%	2,930	2,886	1.5%

Total Regular Sales	829,407	824,551	0.6%	829,117	825,903	0.4%

Special Sales	1	2	(50.0%)	1	2	(50.0%)

Total Average Number Electric Customers - Duke Energy Ohio	829,408	824,553	0.6%	829,118	825,905	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	237	174	36.2%	2,402	1,699	41.4%
Cooling Degree Days	346	438	(21.0%)	346	467	(25.9%)

Variance from Normal
Heating Degree Days	9.2%	(18.3%)	n/a	4.9%	(26.5%)	n/a
Cooling Degree Days	3.0%	31.9%	n/a	2.4%	39.8%	n/a

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Gas Information

June 2013

	Three Months Ended			Six Months Ended
	June 30, 2013			June 30, 2013
			%			%
	2013	2012	Inc.(Dec.)	2013	2012	Inc.(Dec.)

MCF Sales
Residential	6,575,647	3,826,030	71.9%	26,620,497	20,359,013	30.8%
General Service	4,151,037	2,782,916	49.2%	15,799,582	12,377,532	27.6%
Industrial	1,281,485	970,699	32.0%	3,688,976	2,923,763	26.2%
Other Energy Sales	4,733,817	5,268,190	(10.1%)	10,888,315	11,399,541	(4.5%)

Total Gas Sales Billed - Duke Energy Ohio	16,741,986	12,847,835	30.3%	56,997,370	47,059,849	21.1%

Unbilled Sales	(4,003,000)	(1,288,000)	(210.8%)	(4,915,000)	(3,910,000)	(25.7%)

Total Gas Sales - Duke Energy Ohio	12,738,986	11,559,835	10.2%	52,082,370	43,149,849	20.7%

Average Number of Customers
Residential	470,301	468,717	0.3%	470,936	470,277	0.1%
General Service	43,300	43,343	(0.1%)	44,151	44,286	(0.3%)
Industrial	1,625	1,657	(1.9%)	1,657	1,686	(1.7%)

Other Energy	165	171	(3.5%)	166	171	(2.9%)

Total Average Number Gas Customers - Duke Energy Ohio	515,391	513,888	0.3%	516,910	516,420	0.1%

Heating and Cooling Degree Days
Actual
Heating Degree Days	237	174	36.2%	2,402	1,699	41.4%
Cooling Degree Days	346	438	(21.0%)	346	467	(25.9%)

Variance from Normal
Heating Degree Days	9.2%	(18.3%)	n/a	4.9%	(26.5%)	n/a
Cooling Degree Days	3.0%	31.9%	n/a	2.4%	39.8%	n/a

Duke Energy Indiana

Quarterly Highlights

Supplemental Franchised Electric Information

June 2013

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
			%			%
	2013	2012	Inc.(Dec.)	2013	2012	Inc.(Dec.)
GWH Sales
Residential	1,899	1,804	5.3%	4,727	4,310	9.7%
General Service	2,002	2,034	(1.6%)	4,033	3,994	1.0%
Industrial	2,578	2,628	(1.9%)	5,097	5,184	(1.7%)
Other Energy Sales	13	13	0.0%	26	27	(3.7%)

Total Regular Electric Sales Billed	6,492	6,479	0.2%	13,883	13,515	2.7%

Special Sales	1,373	1,547	(11.2%)	2,626	3,016	(12.9%)

Total Electric Sales Billed - Duke Energy Indiana	7,865	8,026	(2.0%)	16,509	16,531	(0.1%)

Unbilled Sales	72	266	(72.9%)	(67)	230	(129.1%)

Total Electric Sales - Duke Energy Indiana	7,937	8,292	(4.3%)	16,442	16,761	(1.9%)

Average Number of Customers
Residential	686,314	682,328	0.6%	688,267	683,257	0.7%
General Service	100,228	100,105	0.1%	100,168	100,049	0.1%
Industrial	2,719	2,722	(0.1%)	2,720	2,729	(0.3%)

Other Energy	1,468	1,432	2.5%	1,461	1,427	2.4%

Total Regular Sales	790,729	786,587	0.5%	792,616	787,462	0.7%

Special Sales	6	12	(50.0%)	7	11	(36.4%)

Total Average Number Electric Customers - Duke Energy Indiana	790,735	786,599	0.5%	792,623	787,473	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	286	170	68.2%	2,713	1,792	51.4%
Cooling Degree Days	328	482	(32.0%)	328	520	(36.9%)

Variance from Normal
Heating Degree Days	17.7%	(29.2%)	n/a	9.3%	(28.6%)	n/a
Cooling Degree Days	(4.4%)	42.6%	n/a	(4.9%)	53.4%	n/a

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Impairment		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$590	$—		$(57	) D	$—		$(180	) F	$—		$—		$(237)	$353

Commercial Power	(3)	—		—		—		—		44	B	—		44	41

International Energy	87	—		—		—		—		—		—		—	87

Total Reportable Segment Income	674	—		(57)		—		(180)		44		—		(193)	481
Other	(57)	(51	) A	—		(31	) E	—		—		—		(82)	(139)

Total Reportable Segment Income and Other Net Expense	$617	$(51)		$(57)		$(31)		$(180)		$44		$—		$(275)	342

Discontinued Operations	—	—		—		—		—		—		(3	) C	(3)	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$617	$(51)		$(57)		$(31)		$(180)		$44		$(3)		$(278)	$339

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.87	$(0.07)		$(0.08)		$(0.04)		$(0.26)		$0.06		$—		$(0.39)	$0.48

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.87	$(0.07)		$(0.08)		$(0.04)		$(0.26)		$0.06		$—		$(0.39)	$0.48

A -	Net of $31 million tax benefit. $11 million recorded as an increase in Regulated electric (Operating Revenues), $92 million recorded within Operating Expenses and $1 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $25 million tax expense. $79 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $10 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.
E -	Net of $19 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
F -	Net of $115 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706

Diluted	706

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Nuclear Development Charges		Litigation Reserve		Crystal River 3 Unit Impairment		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$1,246	$—		$(57	) D	$—		$(180	) F	$—		$—		$(237)	$1,009

Commercial Power	3	—		—		—		—		(4	) B	—		(4)	(1)

International Energy	184	—		—		—		—		—		—		—	184

Total Reportable Segment Income	1,433	—		(57)		—		(180)		(4)		—		(241)	1,192
Other	(100)	(85	) A	—		(31	) E	—		—		—		(116)	(216)

Total Reportable Segment Income and Other Net Expense	1,333	(85)		(57)		(31)		(180)		(4)		—		(357)	976

Discontinued Operations	—	—		—		—		—		—		(3	) C	(3)	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,333	$(85)		$(57)		$(31)		$(180)		$(4)		$(3)		$(360)	$973

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.89	$(0.13)		$(0.08)		$(0.04)		$(0.26)		$(0.01)		$—		$(0.52)	$1.37

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.89	$(0.13)		$(0.08)		$(0.04)		$(0.26)		$(0.01)		$—		$(0.52)	$1.37

A -	Net of $52 million tax benefit. $26 million recorded as an increase in Operating Revenues, $162 million recorded within Operating Expenses and $1 million recorded within Interest expense on the Condensed Consolidated Statements of Operations.
B -	Net of $2 million tax benefit. $11 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $17 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.
E -	Net of $19 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
F -	Net of $115 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	705

Diluted	706

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$337	$—		$—		$—		$—	$337

Commercial Power	32	—		(4	) B	—		(4)	28

International Energy	105	—		—		—		—	105

Total Reportable Segment Income	474	—		(4)		—		(4)	470
Other	(18)	(7	) A	—		—		(7)	(25)

Total Reportable Segment Income and Other Net Expense	$456	$(7)		$(4)		$—		$(11)	445

Discontinued Operations	—	—		—		(1	) C	(1)	(1)

Net Income (Loss) Attributable to Duke Energy Corporation	$456	$(7)		$(4)		$(1)		$(12)	$444

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.02	$(0.02)		$(0.01)		$—		$(0.03)	$0.99

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.02	$(0.02)		$(0.01)		$—		$(0.03)	$0.99

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A -	Net of insignificant tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
B -	Net of $2 million tax benefit. Recorded within Non-regulated electric, natural gas, and other (Operating Revenues) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	446

Diluted	446

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Voluntary Opportunity Plan Deferral		Edwardsport Impairment		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$681	$—		$60	C	$(268	) E	$—		$—		$(208)	$473

Commercial Power	62	—		—		—		(3	) B	—		(3)	59

International Energy	247	—		—		—		—		—		—	247

Total Reportable Segment Income	990	—		60		(268)		(3)		—		(211)	779
Other	(28)	(13	) A	—		—		—		—		(13)	(41)

Total Reportable Segment Income and Other Net Expense	962	(13)		60		(268)		(3)		—		(224)	738

Discontinued Operations	—	—		—		—		—		1	D	1	1

Net Income (Loss) Attributable to Duke Energy Corporation	$962	$(13)		$60		$(268)		$(3)		$1		$(223)	$739

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.16	$(0.03)		$0.13		$(0.60)		$(0.01)		$—		$(0.51)	$1.65

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.16	$(0.03)		$0.13		$(0.60)		$(0.01)		$—		$(0.51)	$1.65

A -	Net of $2 million tax benefit. $14 million recorded in Operating Expenses and $1 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net $1 million tax expense. $3 million loss recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million revenue recorded in Operations, maintenance and other and $2 million expense recorded in Depreciation and Amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E -	Net of $152 million tax benefit. $400 million recorded in Goodwill and other impairment charges and $20 million recorded within Operations, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	446

Diluted	446

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.